THIS SUBSCRIPTION IS EXECUTED IN RELIANCE UPON THE EXEMPTION PROVIDED BY SECTION 4(2) AND REGULATION D, RULE 506 FOR TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS OFFERING IS BEING MADE ONLY TO ACCREDITED INVESTORS.  NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION RELATES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION  D UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE SECURITIES ACT.

_________________________

SUBSCRIPTION
_________________________

THIS SUBSCRIPTION (this “Subscription”) has been executed by the undersigned in connection with the private placement of up to a maximum of $400,000 (the “Maximum Offering”) of common stock, $0.001 par value (the “Common Stock”), issued by Yasheng Eco-Trade Corporation, a corporation organized under the laws of the State of Delaware (hereinafter referred to as the “Company”) in tranches of $100,000 at a purchase price equal to the five day closing price average immediately prior to the close of a tranche (“Per Share Purchase Price”).  The shares of Common Stock being subscribed for pursuant to this Subscription have not been registered under the Securities Act.  The offer of the Common Stock and, if this Subscription is accepted by the Company, the sale of Common Stock, is being made in reliance upon Section 4(2) of the Securities Act.  All dollar amounts in this Subscription are expressed in U.S. Dollars.

The undersigned Purchaser:

NAME:	____________________________

ADDRESS:	____________________________

____________________________

(hereinafter referred to as the “Purchaser”) hereby represents and warrants to, and agrees with the Company as follows:

ARTICLE 1
SUBSCRIPTION

Subscription

1.1           The undersigned Purchaser, as principal, hereby subscribes to purchase up to the Maximum Offering  at the Per Share Purchase Price (the “Subscription Funds”).

Method of Payment

1.2           The Purchaser shall pay the Subscription Funds by delivering good funds in United States Dollars by way of wire transfer of funds to the Company.  The wire transfer instructions are:

Wire to:             [INSERT ACCOUNT INFO]

 Upon receipt of the Subscription Funds and the acceptance by the Company of this Subscription, the Company shall take up the Subscription Funds (the “Closing Date”) and issue to the Purchaser such number of shares of Common Stock equal to the Subscription Funds divided by the Per Share Purchase Price.  The Purchaser acknowledges that there is no minimum offering for the Common Stock.  Notwithstanding the foregoing, the initial closing of this offering is expressly conditioned upon satisfaction of the conditions set forth in Article 6 of this Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Representations and Warranties

2.1           The Purchaser represents and warrants in all material respects to the Company, with the intent that the Company will rely thereon in accepting this Subscription, that either:

(a)	Accredited Investor. The Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act by virtue of being (initial all applicable responses)

________	A small business investment company licensed by the U.S. Small Business Administration under the Small Business Investment Company Act of 1958,
________	A business development company as defined in the Investment Company Act of 1940,
________	A national or state-chartered commercial bank, whether acting in an individual or fiduciary capacity,
________	An insurance company as defined in Section 2(13) of the Securities Act,
________	An investment company registered under the Investment Company Act of 1940,
________
An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, insurance company, or registered investment advisor, or an employee benefit plan which has total assets in excess of $5,000,000,

________	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940,
________	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation or a partnership with total assets in excess of $5,000,000,
________	A natural person (as opposed to a corporation, partnership, trust or other legal entity) whose net worth, or joint net worth together with his/her spouse, exceeds $1,000,000,
________
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Regulation D,

________
A natural person (as opposed to a corporation, partnership, trust or other legal entity) whose individual income was in excess of $200,000 in each of the two most recent years (or whose joint income with such person's spouse was at least $300,000 during such years) and who reasonably expects an income in excess of such amount in the current year, or

________	A corporation, partnership, trust or other legal entity (as opposed to a natural person) and all of such entity's equity owners fall into one or more of the categories enumerated above;

(c)
Experience.  The Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto, and to protect its own interests in connection with the purchase of the Common Stock;

(d)
Own Account.  The Purchaser is purchasing the shares of Common Stock as principal for its own account.  The Purchaser is purchasing the Common Stock for investment purposes only and not with an intent or view towards further sale or distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and has not pre-arranged any sale with any other purchaser;

(e)
Exemption.  The Purchaser understands that the offer and sale of the Common Stock is not being registered under the Securities Act based on the exemption from registration provided by Rule 506 promulgated under Section 4(2) of the Securities Act and that the Company is relying on such exemption.

(f)
Importance of Representations.  The Purchaser understands that the Common Stock is being offered and sold to it in reliance on an exemption from the registration requirements of the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such safe harbor and the suitability of the Purchaser to acquire the Common Stock;

(g)
No Registration.  The Common Stock has not been registered under the Securities Act and may not be transferred, sold, assigned, hypothecated or otherwise disposed of unless such transaction is the subject of a registration statement filed with and declared effective by the Securities and Exchange Commission (the “SEC”) or unless an exemption from the registration requirements under the Securities Act, such as Rule 144, is available.  The Purchaser represents and warrants and hereby agrees that all offers and sales of the Common Stock shall be made only pursuant to such registration or to such exemption from registration;

(h)
Risk.  The Purchaser acknowledges that the purchase of the Common Stock involves a high degree of risk, is aware of the risks and further acknowledges that it can bear the economic risk of the Securities, including the total loss of its investment;

(i)
Current Information.  The Purchaser has been furnished with or has acquired copies of all requested information concerning the Company and the Purchaser has reviewed all reports filed with the Securities Exchange Commission;

(j)
Independent Investigation.  The Purchaser, in making the decision to purchase the Common Stock subscribed for, has relied upon independent investigations made by it and its purchaser representatives, if any, and the Purchaser and such representatives, if any, have prior to any sale to it, been given access and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from, the Company or any person acting on its behalf concerning the terms and conditions of this offering.  The Purchaser and its advisors, if any, have been furnished with access to all materials relating to the business, finances and operation of the Company and materials relating to the offer and sale of the Common Stock which have been requested.  The Purchaser and its advisors, if any, have received complete and satisfactory answers to any such inquiries;

(k)	No Recommendation or Endorsement. The Purchaser understands that no federal, state or provincial agency has passed on or made any recommendation or endorsement of the Common Stock;

(l)	The Purchaser. If the Purchaser is a partnership, corporation or trust, the person executing this Subscription on its behalf represents and warrants that

(i)	he or she has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Subscription, and

(ii)	he or she is duly authorized (and if the undersigned is a trust, by the trust agreement) to make this investment and to enter into and execute this Subscription on behalf of such entity;

(m)	Non-Affiliate Status. The Purchaser is not an affiliate of the Company nor is any affiliate of the Purchaser an affiliate of the Company; and

(n)
No Advertisement or General Solicitation.  Purchaser acknowledges that the sale of the Common Stock has not been advertised through any article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; or through any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

Non-Merger and Survival

2.2           The representations and warranties of the Purchaser contained herein will be true at the date of execution of this Subscription by the Purchaser and as of the Closing Date in all material respects as though such representations and warranties were made as of such times and shall survive the Closing Date and the delivery of the Certificates.

Indemnity

2.3           The Purchaser agrees to indemnify and save harmless the Company from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Purchaser to defend any such claim), resulting from the breach of any representation or warranty of such party under this Subscription.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1           The Company, upon taking up and accepting this Subscription,  represents and warrants in all material respects to the Purchaser, with the intent that the Purchaser will rely thereon in making this Subscription, that:

(a)
Legality.  The Company has the requisite corporate power and authority to take up and accept this Subscription and to issue, sell and deliver the Securities; this Subscription and the issuance, sale and delivery of the Securities hereunder and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Company; this Subscription and the Securities have been duly and validly executed and delivered by and on behalf of the Company, and are valid and binding agreements of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws affecting creditors’ rights generally;

(b)
Proper Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation in all jurisdictions where the failure to be so qualified would have a materially adverse effect on its business, taken as whole;

(c)
No Legal Proceedings.  There is no action, suit or proceeding before or by any court or any governmental agency or body, domestic or foreign, now pending or to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties or assets, which might result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs of business prospects of the Company, or which might materially and adversely affect the properties or assets thereof;

(d)
Non-Default.  The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound;

(e)	No Misleading Statements. The information provided by the Company to the Purchaser does not contain any untrue statement of a material fact or omit to state any material fact;

(f)
Absence of Non-Disclosed Facts.  There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company; or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Subscription;

(g)
Non-Contravention.  The acceptance of this Subscription and the consummation of the issuance of the Common Stock and the transactions contemplated by this Subscription do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under the Certificate of Incorporation or By-laws of the Company, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any existing applicable decrees, judgment or order of any court, federal, state or provincial regulatory body, administrative agency or other domestic governmental body having jurisdiction over the Company or any of its properties or assets.

Survival

3.2           The representations and warranties of the Company shall survive the Closing Date and the delivery of the Certificates.

Indemnity

3.3           The Company agrees to indemnify and save harmless the Purchaser from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Company to defend any such claim), resulting from the breach of any representation, warranty or covenant of such party under this Subscription.

ARTICLE 4
COVENANTS OF THE COMPANY

Covenants of the Company

4.1           The Company covenants and agrees with the Purchaser that:

(a)	Filings. The Company shall make all necessary filings in connection with the sale of the Common Stock as required by the laws and regulations of all appropriate jurisdictions and securities exchanges;

(b)
Opinion.  The Company will, upon written request by the Purchaser, take such steps as are necessary to cause its counsel to issue an opinion to the Company’s transfer agent allowing the Purchaser to offer and sell the Common Shares in reliance on the provisions of Rule 144 provided that the holding period and other requirements of such Rule 144 are met.  The costs of obtaining such an opinion shall be borne by the Company;

(c)	Use of Proceeds. The Company shall use the proceeds from this offering for working capital and other general corporate purposes.

Survival

4.2           The covenants set forth in this Article shall survive the Closing for the benefit of the Purchaser.

ARTICLE 5
ISSUANCE OF COMMON STOCK

On or prior to the Closing Date, the Company will prepare and issue the Common Stock registered in such name or names as specified by the Purchaser.  Such Certificate(s) shall bear a legend in substantially one of the following forms:

THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO THE SECTION 4(2) EXEMPTION TO THE REGISTRATION PROVISIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SECURITIES CANNOT BE TRANSFERRED, OFFERED, OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.
ARTICLE 6
CLOSING

6.1
Offering Period; Maximum.  The Securities will be offered for sale until the earlier of (i) the closing on the Maximum Offering or (ii) the Company unilaterally elects to terminate the Offering, (the “Termination Date”), subject to the right of the Company to extend the Termination Date for up to 30 additional days.  The Offering is being conducted on a best-efforts basis.

6.2	Closings.

(a)
The Company may hold an initial closing (“Initial Closing”) at any time after the receipt of accepted subscriptions prior to the Termination Date.  After the Initial Closing, subsequent closings with respect to the Common Stock may take place at any time prior to the Termination Date as determined by the Company, with respect to subscriptions accepted prior to the Termination Date (each such closing, together with the Initial Closing, being referred to as a “Closing”).  The last Closing of the Offering, occurring on or prior to the Termination Date, shall be referred to as the “Final Closing”.  Any subscription documents or funds received after the Final Closing will be returned, without interest or deduction.

(b)
Closing shall be effected through the delivery of the Subscription Funds to the Company and the delivery of certificates evidencing the Common Stock to the Purchaser (or the Purchaser’s Representative) by the Company, together with a copy of this Subscription Agreement, duly executed.

ARTICLE 7
INDEMNIFICATION

7.1           Indemnification of the Company. Purchaser agrees to indemnify and hold harmless the Company against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, attorneys' fees reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by Purchaser to comply with any covenant, representation or other provision made by it herein or in any other document furnished by it in connection with this subscription.

7.2           Indemnification of the Purchasers. Company agrees to indemnify and hold harmless the Purchasers against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, attorneys' fees reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by Company to comply with any covenant, representation or other provision made by it herein or in any other document furnished by it in connection with this subscription.

ARTICLE 8
GENERAL PROVISIONS

Governing Law

8.1           This Subscription shall be governed by and construed under the law of the State of Califonria without regard to its choice of law provision.  Any disputes arising out of, in connection with, or with respect to this Subscription, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby shall be adjudicated in a court of competent civil jurisdiction sitting in Los Angeles, California and nowhere else.

Successors and Assigns

8.2           This Subscription shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto.

Execution by Counterparts and Facsimile

8.3           This Subscription may be executed in counterparts and by facsimile, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Subscription.

Independent Legal Advice

8.4
The parties hereto acknowledge that they have each received independent legal advice with respect to the terms of this Subscription and the transactions contemplated herein or have knowingly and willingly elected not to do so.

Amendments; Waivers

8.5
No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Entire Agreement

8.5
This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Notices

8.6
Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.   The address for such notices and communications shall be as set forth on the signature pages attached hereto.

Headings

8.7	The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Facsimile Signatures

8.8
This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

[Remainder of page intentionally left blank]

SIGNATURE PAGE FOR PURCHASER

IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and that he, she or they have executed this Subscription on this                                    day of,           2009.

Printed Name	Signature

Agreed to this                        day of                                , 2009:

YASHENG ECO-TRADE CORPORATION

By:
Yossi Attia
Chief Executive Officer

This is page 10 to the Subscription dated as of the above date between Yasheng Eco-Trade Corporation and the above Purchaser.

Full Name and Address of Purchaser:

NAME:  ____________________________

ADDRESS:  ____________________________

TAX ID NUMBER:_______________________________________________________

TEL.NO.: ____________________________

FAX NO.:

CONTACT NAME:

Delivery Instructions (if different from above):

NAME:

ADDRESS:

TEL.NO.:

FAX NO.:

CONTACT NAME:

SPECIAL INSTRUCTIONS:

This is page 11 to the Subscription dated as of the above date between Yasheng Eco-Trade Corporation  and the above Purchaser.